As filed with the Securities and Exchange Commission on March 5, 2007

Registration No. 333-[              ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM F-1

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REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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NAGAO GROUP HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

______________

Cayman Islands	6770	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12B, Lippo Leighton Tower
103 Leighton Road
Causeway Bay, Hong Kong
(852) 2232 6100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

______________

Katherine Loh
Chief Executive Officer
Nagao Group Holdings Limited
12B, Lippo Leighton Tower
103 Leighton Road
Causeway Bay, Hong Kong
(852) 2232 6100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

______________

Copies to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Facsimile: (212) 407-4990	David Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue New York, NY 10174 (212) 818-8800 Facsimile: (212) 818-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one ordinary share $0.001 par value, and one Warrant(2)	10,781,250 Units	$8.00	$86,250,000.00	$2,648.00
Ordinary Shares included as part of the Units(2)	10,781,250 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	10,781,250 Warrants	—	—	—	(3)
Ordinary Shares underlying the warrants included in the Units(2)(4)	10,781,250 Shares	$5.50	$59,296,875.00	$1,821.00
Warrants issued to insiders (“Insider Warrants”)	1,818,182 Warrants	$1.10	$2,000,000.20	$62.00
Issuance of Ordinary Shares underlying the Insider Warrants to the extent such Insider Warrants are transferred prior to exercise(4)	1,818,182 Shares	$5.50	$10,000,000.00	$307.00
Resale of Ordinary Shares underlying the Insider Warrants to the extent such Insider Warrants are exercised by the Insider(4)	1,818,182 Shares	—	—	—	(5)
Representative’s Unit Purchase Option	1	$100.00	$100.00
Units underlying the representative’s Unit Purchase Option (“Representative’s Units”)(4)	937,500 Units	$8.80	$8,250,000.00	$254.00
Ordinary Shares included as part of the Representative’s Units(4)	937,500 Shares	—	—	—	(3)
Redeemable warrants included as part of the Representative’s Units(4)	937,500 warrants	—	—	—	(3)
Ordinary Shares underlying the warrants included in the Representative’s Units(4)	937,500 Shares	$5.50	$5,156,250.00	$159.00
Total			$170,953,225.00	$5,249.00

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 1,406,250 Units, 1,406,250 ordinary shares and 1,406,250 warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there is also being registered such indeterminable number of additional ordinary shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)

The filing fee is included in the $307.00 filing fee for the ordinary shares underlying the Insider Warrants above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement with respect to those securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, March 5, 2007

$75,000,000

NAGAO GROUP HOLDINGS LIMITED

9,375,000 Units

Nagao Group Holdings Limited is a newly formed limited life exempted company organized as a blank check company for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, one or more operating businesses having primary operations in the People’s Republic of China. Our efforts in identifying a prospective target business or businesses will not be limited to a particular industry. We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:

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one ordinary share; and

•

one warrant.

Each warrant entitles the holder to purchase one ordinary share at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination and                  , 2008 [one year from the date of this prospectus] and will expire on                  , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriter a 45 day option to purchase up to 1,406,250 additional units solely to cover over-allotments, if any (over and above the 9,375,000 units referred to above). The option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 937,500 units at a per-unit offering price of $8.80. The option will be exercisable at any time in whole or in part, between the first and fifth anniversaries of the effective date of the registration statement of which this prospectus forms a part. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Certain of our officers and directors have committed to purchase from us 1,818,182 warrants at $1.10 per warrant (for an aggregate purchase price of approximately $2,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust fund described below. The “insider warrants” to be purchased by our officers and directors will be identical to the warrants in the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis so long as such warrants are held by our officers and directors or their affiliates. The insider warrants to be sold to our officers and directors have been registered for resale under the registration statement of which this prospectus forms a part, but such purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

There is presently no public market for our units, ordinary shares or warrants. We intend to apply to have the units listed on the OTC Bulletin Board, under the symbol [    ]. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be listed on the OTC Bulletin Board under the symbols [    ] and [    ], respectively. We cannot assure you, however, that any of such securities will be or continue to be listed on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions	Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.40	$7.60
Total (assuming no exercise of the overallotment option)	$75,000,000	$3,750,000	$71,250,000

——————

(1)

Includes a non-accountable expense allowance in the amount of 0.5% of the gross proceeds, or $0.04 per unit ($375,000 in total), payable to EarlyBirdCapital, as representative of the underwriters. The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option. Excludes $1,500,000 of underwriting discounts ($0.16 per unit), equal to 2% of the gross proceeds of this offering, which is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we upon the consummate a business combination.

$70,600,000 of the net proceeds of this offering (including $1,500,000 of underwriting discounts and commissions payable to the underwriters in this offering which is being deferred by them until we consummate a business combination), plus the additional aggregate $2,000,000 we will receive from the purchase of the insider warrants described above, for an aggregate of $72,600,000 (or approximately $7.74 per unit sold to the public in this offering), will be deposited into a trust account at JPMorgan Chase & Company, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until, 2009 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                 , 2007.

EarlyBirdCapital, Inc.
Sole Book Runner	Lane Capital Markets

                              , 2007

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•

references to “we,” “us” or “our company” refer to Nagao Group Holdings Limited;

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“initial shares” refers to the 2,343,750 ordinary shares that our initial shareholders originally purchased from us for approximately $25,000 in November 2006;

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“insider warrants” refers to the 1,818,182 warrants we are selling privately to our officers, directors and stockholders upon consummation of this offering;

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references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan;

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references to “$” refer to the legal currency of the United States;

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the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether purchased in this offering or in the aftermarket), including any of our existing shareholders to the extent that they purchase or acquire such shares; and

•

the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Introduction

We are a Cayman Islands limited life company organized as an exempted company under the laws of the Cayman Islands on November 9, 2006. We were formed as a blank check company to acquire, through a merger, stock exchange, asset acquisition or other similar business combination, an operating business or businesses having primary operations located in the People’s Republic of China. Our efforts in identifying a prospective target business or businesses will not be limited to a particular industry.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity leading to China having one of the highest gross domestic product growth among major industrial countries in the world as well as strong growth in many sectors of its economy driven by emerging private enterprises.

Notwithstanding these facts, there are various risks of business acquisitions in China including, among others, the risk that we may be unable to enforce our rights in China, that governments may revert back to former policies less conducive to free trade and that relations between China and countries in other regions of the world, including the United States, may deteriorate leading to reduced trade.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets, meaning all of our assets, including the funds held in the trust account, less our liabilities (but assuming for this purpose only that the deferred underwriting commissions are not liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Our principal executive offices are located at 12B, Lippo Leighton Tower, 103 Leighton Road, Hong Kong and our telephone number is (852) 2232 6100.

The Offering

Securities offered:

9,375,000 units, at $8.00 per unit, each unit consisting of:

•

one ordinary share; and

•

one warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable (based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for our securities in particular). In no event will the representative of the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, as soon as practicable after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option has been exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Securities sold privately to insiders simultaneously with the consummation of this offering

Certain of our officers and directors have committed to purchase from us 1,818,182 warrants at $1.10 per warrant (for an aggregate purchase price of approximately $2,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust fund described below. The insider warrants will be identical to the warrants in the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis so long as such warrants are held by our officers and directors or their affiliates. The insider warrants to be sold to our officers and directors have been registered for resale under the registration statement of which this prospectus forms a part, but such purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. EarlyBirdCapital has no intention of waiving these restrictions on transferability.

Ordinary shares:

Number outstanding before this offering	2,343,750 shares

Number to be outstanding after this offering	11,718,750 shares

Warrants:

Number outstanding before this offering	None

Number to be sold to insiders	1,818,182

Number to be outstanding after this offering and sale to insiders	11,193,182 warrants

Exercisability	Each warrant is exercisable for one ordinary share.

Exercise price	$5.50

Exercise period

The warrants will become exercisable on the later of:

•

the completion of a business combination with a target business, and

•

                  , 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on                , 2011 [four years from the effective date of the registration statement] or earlier upon redemption.

However, except with respect to the warrants underlying the insider warrants, no warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Accordingly, such warrants could expire worthless if we fail to maintain an effective registration statement relating to the common stock issuable upon exercise of the warrants or fail to obtain an exemption under the securities laws of the state of residence of the holder of the warrants. With respect to the insider warrants, we may be able to deliver them unregistered shares of common stock notwithstanding our inability to have a prospectus relating to the common stock declared effective.

Redemption

We may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option sold to the representative of the underwriters):

•

in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the ordinary shares, issuable upon exercise of the warrants is effective and current),

•

upon a minimum of 30 days’ prior written notice of redemption,

•

at a price of $.01 per warrant at any time while the warrants are if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the

Redemption – (continued)

initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If we call the warrants for redemption and our management does not take advantage of this option, our officers and directors would still be entitled to exercise the warrants included within the insider warrants as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

Proposed OTC Bulletin Board symbols for our:

Units	[ ]

Ordinary shares	[ ]

Warrants	[ ]

Offering proceeds to be held in trust:

$72,600,000 of the proceeds of this offering and the sale of the insider warrants (or approximately $7.74 per unit sold to the public in this offering) will be placed in a trust account at JPMorgan Chase & Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,500,000 of underwriting discounts and commissions payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us, from time to time, (i) interest earned on the funds in the trust account, up to an aggregate of $1,150,000, to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our tax obligations. With this exception, expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $100,000).

Offering proceeds to be held in trust: – (continued)

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•

Repayment of the $150,000 non-interest bearing loan made by Katherine Loh, our chairman and chief executive officer, to cover offering expenses;

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Payment of up to $7,500 per month to Value Creation Partners Company Limited, an affiliate of Katherine Loh, our chairman and chief executive officer, for office space and administrative services; and

•

Reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Amended and restated memorandum and articles of association

As discussed below, there are specific provisions in our amended and restated memorandum and articles of association that may not be amended prior to our consummation of a business combination, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our memorandum and articles of association may not be enforceable under the laws of the Cayman Islands, we view these provisions, which are contained in Section 163 of our amended and restated memorandum and articles of association, as obligations to our shareholders and will not take any action to amend or waive these provisions.

Our amended and restated memorandum and articles of association also provides that we will continue in existence only until                 , 2009 [twenty four months from the consummation of this offering]. If we have not completed a business combination by such date, the period for duration of our company will expire except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. In connection with any proposed business combination we submit to our shareholders for approval, we will also submit to shareholders a proposal to amend our memorandum and articles of association to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our memorandum and articles of association to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding ordinary shares. We view this provision terminating our corporate life by          , 2009 [twenty four months from the consummation of this offering] as an obligation to our

Amended and restated memorandum and articles of association – (continued)	shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Shareholders must approve business combination:

Pursuant to our amended and restated memorandum and articles of association, we will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable state or Cayman Islands law. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least two business days prior to such record date. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering (but not any shares acquired by them in this offering or in the aftermarket) in accordance with the majority of the ordinary shares voted by the public shareholders. We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 40% of the ordinary shares sold in this offering exercise their conversion rights described below. Accordingly, it is our intention in every case to structure and consummate a business combination in which approximately 39.99% of the public shareholders may exercise their conversion rights and the business combination will still go forward.

Conversion rights for shareholders voting to reject a business combination:

Pursuant to our amended and restated memorandum and articles of association, public shareholders voting against a business combination will be entitled to convert their shares for a pro rata share of the trust account (initially approximately $7.74 per share) plus any interest earned on their portion of the trust account, less taxes payable and up to $1,150,000 that may be distributed to us to fund our working capital requirements, if the business combination is approved and completed.

We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. Our existing shareholders have contractually agreed that they will not have such conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in their initial shares, or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public shareholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell, or who receive less than $0.26 of net sales proceeds for, the warrant included in the units, and persons who purchase ordinary shares in the aftermarket at a price in excess of approximately $7.74 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination:

As described above, if we have not consummated a business combination by [                            ], 2009 [twenty-four months from the consummation of this offering], this will trigger our automatic dissolution and we will promptly distribute only to our public shareholders the amount in our trust account (including any accrued interest not previously disbursed to us and less any taxes payable), plus any remaining net assets (subject to our provision for creditors) as part of our plan of dissolution and distribution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Katherine Loh has agreed that she will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that she will be able to satisfy those obligations, if she is required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than approximately $7.74, plus interest then held in the trust fund (less any taxes payable).

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you will be ill be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account.

We anticipate the distribution of the funds in the trust account to our public shareholders will occur within 10 business days from the date of our winding up and dissolution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Katherine Loh has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

On an automatic dissolution and subsequent liquidation of the trust account due to our failure to complete a business combination within 24 months, the funds, if any, held by the Company outside of the trust account will be returned to all shareholders pursuant to applicable law.

Escrow of existing shareholders’ shares:

On the date of this prospectus, all of our existing shareholders including all our officers and directors will place the ordinary shares they owned before this offering into an account at Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers to relatives and trusts, for estate planning purposes, and private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case, where the transferee agrees to the terms of the escrow agreement, these shares will not be transferable during the escrow period. These shares will not be released from escrow until, with respect to 25% of the shares held by each insider (or a total of 585,937 shares), each of the nine-month and 12-month anniversaries of the consummation of the business combination, and, with respect to the balance, until 15 months after the consummation of a business combination. The ordinary shares held in the escrow account will only be released prior to these dates if we are forced to liquidate, or if following a business combination we engage in a subsequent transaction resulting in our shareholders having a right to exchange their shares for cash, securities or other property. Additionally, a portion of such shares will be forfeited by the existing shareholders and returned to us for cancellation if the holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a Cayman Islands blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data are derived from our audited financial statements. The as adjusted balance sheet data are unaudited. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(63,192)	$71,221,808
Total assets	86,700	71,221,808
Total liabilities	64,892	—
Value of ordinary shares which may be converted for cash(2)	—	29,032,740
Shareholders’ equity	21,808	42,189,068

——————

(1)

The “as adjusted” information gives effect to (i) the purchase of the insider warrants for an aggregate of approximately $2,000,000 upon consummation of this offering, (ii) the sale of the units we are offering, including the application of the related gross proceeds for the payment of our liabilities and the payment of the estimated remaining costs from such sale and (iii) the repayment of the $150,000 non-interest bearing loan. Also excludes the $100 purchase price for the purchase option issued to EarlyBirdCapital.

(2)

If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to convert their shares for their pro rata share of the trust account.

The working capital in the “Actual” column excludes $85,000 of costs relating to this offering which were paid prior to December 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the “As Adjusted” column.

The as adjusted working capital and total assets amounts include the $72,600,000 (or approximately $7.74 per unit) being held in the trust account, which will be available to us only upon the consummation of a business combination within twenty four months from the consummation of this offering. The total amount to be placed in trust includes an additional $1,500,000 ($0.16 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. However, for presentational purposes, the balance sheet data above assumes that we have already paid the underwriters this amount. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon, less up to $1,150,000 that may be released to us to fund our working capital requirements, and net of taxes payable, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 40% or more of the ordinary shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 39.99% of the ordinary shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 39.99% of the 9,375,000 ordinary shares sold in this offering, or approximately 3,749,063 (assuming no exercise of the over-allotment option) ordinary shares, at an initial per-share conversion price of approximately $7.74 (for a total of approximately $29,032,740), without taking into account interest earned on the trust account. This amount represents $7.58 per share from the proceeds of the offering and the private placement of the insider warrants and $0.16 of per share of deferred underwriting discounts and commissions. Payment of a portion of the deferred underwriting discount and commissions to the converting shareholders does not reduce the amount payable to the underwriters if we consummate a business combination ($1,500,000) and accordingly, we will not be able to use such funds in connection with the consummation of our business combination.

The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest (net of (i) $1,150,000 to be used for working capital purposes and (ii) taxes payable), as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public shareholders may receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination within two years from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated memorandum and articles of association set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated articles of association provides among other things, that:

•

prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

•

we may consummate our initial business combination if: (i) approved by a majority of the ordinary shares voted by the public shareholders, and (ii) public shareholders owning less than 40% of the ordinary shares purchased by the public shareholders in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not consummated within 24 months from the date of this prospectus, then we will distribute to all of our public shareholders their pro rata share of the trust account; and

•

we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated memorandum and articles of association prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the amended and restated memorandum and articles of association under Cayman Islands law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the amended and restated memorandum and articles of association. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders, and we will not take any actions to waive or amend any of these provisions.

You will not be entitled to protections normally afforded to investors of blank check companies under the United States securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to such rule.

If third parties bring claims against us, the proceeds held in trust could be reduced. As a result, the per-share liquidation price received by shareholders could be less than approximately $7.74 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and, prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. If any third party refuses to execute a waiver, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders even though such third party refused to waive such claims. A court could also include that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public shareholders.

If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public shareholders, Katherine Loh, our chairman and chief executive officer, has agreed that she will be severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Ms. Loh having any such obligations is minimal. Notwithstanding the foregoing, we have questioned Ms. Loh on her financial net worth and reviewed their financial information and believe she will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Therefore, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.74, plus interest then held in the trust fund, due to such claims.

Additionally, if we are forced to declare insolvency or a case for involuntary liquidation is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands’ insolvency law, and may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $7.74 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provides that we will continue in existence only until twenty four months from the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection thereto, the period for duration of our company will expire except for the purposes of winding up our affairs and liquidating. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law (2004 Revision) of the Cayman Islands (the “Companies Law”). In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account should be liquidated shortly following expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

Additionally, in any liquidation proceedings under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within 24 months from the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Katherine Loh has agreed that she will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we are forced to declare insolvency or a case for involuntary liquidation is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands’ insolvency law, and may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after                    , 2009 [twenty four months from the consummation of this offering], this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No public warrant will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the ordinary shares issuable upon the exercise of the public warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of such warrants reside, such warrants may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the insider warrants may be exercised for unregistered shares of common stock.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable and we will not be obligated to issue ordinary shares unless the shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either become listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the public warrants may be deprived of any value, the market for such warrants may be limited and the holders of such warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of such warrants reside.

As we have not currently selected a particular industry or prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. If we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business or target industry.”

Because there are numerous special purpose acquisition companies seeking to effectuate a business combination, including companies seeking to consummate a business combination with companies in China, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately [  ] similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only [  ] companies have consummated a business combination, while [  ] other companies have announced they have entered

into a definitive agreement for a business combination, but have not consummated such business combination, and [     ] companies failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there were approximately [  ] blank check companies with more than $[  ] billion in trust that are seeking to carry out a business plan similar to our business plan. Of these companies, [     ] with approximately $[     ] in trust are seeking to consummate a business combination with a company in China. In addition, while some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours.

Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to the completion of a business combination. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included: management’s perceptions of the number of potential competitors that exist to acquire businesses in China, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire and management’s belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity in China. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to. There can be no assurance that management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

We may issue our shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 49,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of ordinary shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination or ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•

may significantly reduce the equity interest of investors in this offering;

•

may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;

•

will likely cause a change in control if a substantial number of our ordinary shares are issued and most likely result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although our key personnel such as Jun Yin and Katherine Loh may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to us.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own ordinary shares issued prior to this offering and are purchasing warrants simultaneously with the consummation of this offering. These securities will not participate in liquidation distributions. Therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own ordinary shares that were issued prior to this offering and are purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our automatic dissolution and voluntary liquidation if we are unable to consummate a business combination. The initial shares acquired prior to this offering, as well as the insider warrants purchased by our officers and directors, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to the transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

After our business combination, we will be solely dependent on a single business and a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, and although this may entail the simultaneous acquisitions of several operating businesses at the same time, it is likely that we will not have sufficient resources to engage in multiple acquisitions. If we consummate a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

•

dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her or its ordinary shares converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Because we will not know how many shareholders may exercise such conversion rights, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may not adequately assess the fair market value of a target business that we seek to acquire.

The target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets. The fair market value of the target may be determined by our board of directors based upon one or more standards generally accepted by the financial community (examples of which may include actual and potential sales, earnings and cash flow and book value). Accordingly, our board could rely heavily upon assumptions about the future growth and financial prospects of a target business, rather than its historical results of operations. We cannot assure you that such assumptions will prove to be correct. Furthermore, we are not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with our officers, directors or existing stockholders. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Furthermore, our negotiating position with any potential target may be harmed as we approach the deadline for the consummation of a business combination as such target business will know that our deadline cannot be extended. Because only [     ] of the [     ] blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our existing shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote; our amended and restated memorandum and articles of association contain provisions that make it more difficult for shareholders to remove our board of directors.

Upon consummation of our offering, our existing shareholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Our board of directors is divided into two classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only one-half of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Our existing shareholders paid an aggregate of $25,000, or approximately $0.01 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our existing shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.6% or $2.29 per share (the difference between the pro forma net tangible book value per share of $5.71, and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 9,375,000 ordinary shares as part of the units offered by this prospectus, and the insider warrants to purchase 1,818,182 ordinary shares. We will also issue an option to purchase 937,500 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 937,500 warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our existing shareholders exercise their registration rights with respect to their initial shares or shares underlying the insider warrants, it may have an adverse effect on the market price of our ordinary shares and warrants and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of the securities underlying the insider warrants at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 2,343,750 ordinary shares and 1,818,182 warrants (plus an additional 1,818,182 ordinary shares underlying such warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. The Nasdaq Stock Market, Inc. defines “independent” as a person, other than an officer or employee of the company or any parent or subsidiary, having no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Equity ownership of non-executive directors is not relevant to the definition of independence. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the prices of our securities held by public shareholders.

Because our initial shareholders’ initial equity investment for their initial shares was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 for their initial shares is less than the required $860,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the ordinary shares acquired prior to this offering will be worth significantly more than $25,000.

We may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation”) could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. Holder may be subject to increased U.S. federal income tax and may be subject to additional reporting requirements. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. We cannot assure you that we will not be a PFIC in the current or any future year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in our ordinary shares.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investors’ initial tax basis in our ordinary shares upon exercise of the investor’s conversion right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Such risk might also arise as a result of management’s agreement to surrender or forfeit shares under certain circumstances if and to the extent investors exercise their conversion rights. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

We expect that our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

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to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

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to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

We will be dependent upon interest earned on the trust account to fund our search for a target business and consummation of a business combination.

Of the net proceeds of this offering, only $100,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target business and consummate a business combination. While we are entitled to withdraw up to $1,150,000 of the interest earned on the trust account, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

Risks Associated With Acquiring and Operating a Target Business in China

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Since 1978 China has been one of the world’s fastest-growing economies in terms of gross domestic product, or GDP, growth. We cannot assure you, however, that such growth will be sustained in the future. Moreover, the recent slowdown in the economies of the European Union and certain Asian countries may adversely affect economic growth in China. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our business, prospects, financial condition and results of operations may be materially adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, prospects, financial conditions and results of operations.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

We believe that it is highly likely that Chinese law will govern almost all of our target business’ material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations.

Our operations after a successful business combination in China may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to the market-oriented economies of member countries of the Organization for Economic Cooperation and Development (“OECD”).

The Chinese economy has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, China’s economy has been transitioning to a more market-oriented economy. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The Chinese economy also differs from the economies of most countries belonging to the OECD, an international group of member countries sharing a commitment to democratic government and market economy, in the following ways:

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Economic structure;

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Level of government involvement in the economy;

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Level of development;

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Level of capital reinvestment;

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Control of foreign exchange; and

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Methods of allocating resources.

As a result of these differences, investment histories in other OECD member countries may not provide a sound basis for assessing potential investments in China.

Because all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in China.

All of our directors and all of our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets could be located outside of the United States. We believe that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it is necessary to comply with Chinese law in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of China or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the United States federal securities laws.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, the new regulations require new foreign sourced capital of not less than 25% of the domestic company’s post–acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the relevant agencies. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

The Ministry of Information Industry (MII) issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in China which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the MII issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which includes internet and telecommunications businesses in China. The regulations require Chinese entities to own and control the following: (i) internet domain names,
(ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct business. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and the government has provided that the new regulations apply retroactively and provides for audit procedures. The failure to comply may cause the MII to terminate a telecommunications license or otherwise modify existing agreements or require the disposition of the assets by the foreign entity. Any anticipated foreign investment in such businesses will be subject to prior approval by the MII, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted as a result of an unfavorable but permitted transaction structure.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. As of February 15, 2007, the exchange rate of the Renminbi was 7.75 against the United States dollar, amounting to a 6.6% appreciation of the Renminbi since July 2005. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•

levying fines;

•

revoking our business and other licenses;

•

requiring that we restructure our ownership or operations; and

•

requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on November 21, 2005, by the SAFE, that require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because any target business in China with which we attempt to complete a business combination will be required to provide our shareholders with financial statements prepared in accordance with or reconciled to United States generally accepted accounting principles, the number of prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, U.S. generally accepted accounting principles, or GAAP. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) is exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. Holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. Holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The legal authorities in China are in the process of evaluating heretofore tax and fee benefits provided to foreign investors and companies to encourage development within the country such that these benefits may be lessened or removed with the consequence that expenses may rise impacting margins and net income.

The legal authorities are evaluating tax and fee benefits that have been available to foreign investors and companies operating in China and tax holidays for new enterprises. It is anticipated, in the near term, there are going to be changes that substantially reduce or eliminate many, if not all, the tax and other governmental fee advantages that heretofore have been available to foreign entities and newly created entities whether or not such new entities are foreign. The goal is to institute greater equalization of tax and government fee treatment of all corporate and similar entities in China. China is being encouraged to create this more equal treatment because of its WTO obligations and public opinion within China. There may be phase-ins of various taxes and fees for entities that currently benefit from either no or lower tax rates and fees compared to wholly Chinese companies and entities, but there can be no assurance of this. Even if there are phase-in periods, the length of such periods is not known. Overall, it is expected that the cost of operating in China will increase for those companies and entities that have had various tax and fee advantages in the past.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the insider warrants will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Gross proceeds
Gross Proceeds from units offered to the public	$75,000,000	$86,250,000
Gross Proceeds from insider warrants offered in the private placement	$2,000,000	$2,000,000
Total gross proceeds	$77,000,000	$88,250,000
Offering expenses(1)
Underwriting discount 6.5% of gross proceeds, 4.5% of which is payable at closing at 2% is payable upon consummation of a business combination	3,375,000	3,881,250 (2)
Underwriting non-accountable expense allowance (0.5% of gross proceeds)	375,000	375,000
Legal fees and expenses (including blue sky services and expenses)	385,000	385,000
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	5,249	5,249
NASD registration fee	17,596	17,596
Miscellaneous expenses	42,155	42,155
Net proceeds before payment of deferred underwriting fees
Held in trust for our benefit	72,600,000	83,343,750
Not held in trust	100,000	100,000
Total net proceeds	72,700,000	83,443,750
Use of net proceeds not held in trust and up to $1,150,000 of after-tax interest earned on the trust account that may be released to us(3)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$300,000	24.0
Payment for office space to Value Creation Partners Company Limited and for administrative and support services ($7,500 per month for 24 months)	180,000	14.4%
Legal and accounting fees relating to SEC reporting obligations	150,000	12.0%
Working capital to cover miscellaneous expenses, D&O insurance and reserves, general corporate purposes, dissolution obligations and reserves	$620,000	49.6%
Total	$1,250,000	100.0%

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(1)

As of                  , 2007, $[     ] of the offering expenses have already been paid from advances under the loan as described below. These consist of $5,249 for the SEC registration fee, $17,596 for the NASD registration fee and $42,155 miscellaneous expenses. In addition, as of                    , 2007, management has incurred approximately $[          ] in reimbursable offering expenses that will be reimbursed by the company following completion of this offering for items such as travel, translation costs, and administrative expenses.

(2)

For purposes of presentation, the underwriting discounts are reflected as only the amount payable to the underwriters upon consummation of the offering. An additional $1,500,000 ($1,725,000 if the over-allotment option is exercised in full), all of which will be deposited in trust following the consummation of the offering is payable to the underwriters only if and when we consummate a business combination.

(3)

The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment is exercised. In addition, amounts will be released to us to pay any taxes payable and up to $1,150,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

$72,600,000, or $83,343,750 if the underwriters’ over-allotment option is exercised in full, of net proceeds from this offering and the private placement of insider warrants will be placed in an account at JPMorgan Chase & Company, established by Continental Stock Transfer & Trust Company, as trustee. Of this amount, $1,500,000 ($1,725,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters if and only if a business combination is consummated. Other than up to $1,150,000 of the interest income, which may be released to us to fund our working capital requirements, and amounts to pay taxes payable, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriter) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of the trust account for our search of a business combination will initially be approximately $100,000. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. We have agreed with the underwriters that $1,150,000 of the interest earned on the proceeds being held in the trust account for our benefit (net of taxes payable) will be released to us on our request, and in such intervals and in such amounts as we desire and are available. Amounts allocated for working capital requirements will be allocated as follows: legal, accounting and other expenses attendant to the due diligence investigation and the structuring and negotiation of a business combination; payment for office space and administrative services to Value Creation Partners Company Limited; legal and accounting fees relating to SEC reporting obligations; and working capital to cover miscellaneous expenses (including D&O insurance, general corporate purposes, and dissolution obligations and reserves).

Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we believe that following the completion of this offering it will take a significant amount of time to find a prospective target and take all of the steps necessary to complete a business combination. We anticipate that the interest that will accrue on the trust account, even at an interest rate of 3% per annum, during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, but is expected to include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

It is also possible that we could use a portion of our working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if such payment was large enough and we had already used up the funds available for due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. Although there are no existing written or oral agreements in place, or obligations on the part of our existing stockholders, it is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses to be reimbursed following a business combination.

The allocation of net proceeds not held in trust represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the $1,500,000 deferred underwriting discounts and commissions payable to the underwriters, upon the consummation of a business combination. The $1,500,000 of deferred underwriting discounts and commissions to be paid to the underwriters will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of automatic dissolution and voluntary liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Katherine Loh has contractually agreed to advance us the funds necessary to complete such voluntary liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment of such expenses.

Katherine Loh has advanced a loan to us in the amount of $150,000, a portion of which has been used to pay certain of the expenses of this offering referenced on the line items above for the SEC registration fee, NASD registration fee and the legal and audit fees and expenses. We intend to repay this loan from the proceeds of this offering.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. By restricting the investment of the proceeds of this offering to these instruments, we intend to avoid being deemed to be an investment company within the meaning of the Investment Company Act.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 24 months, assuming that a business combination is not consummated during that time.

We have agreed to pay Value Creation Partners Company Limited, a company established under the laws of Hong Kong, owned and managed by Katherine Loh, $7,500 per month for office space and general and administrative services including secretarial support. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Other than the $7,500 aggregate per month administrative fees described above, no compensation will be paid to any of our officers and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing shareholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table “Working capital to cover miscellaneous expenses, D&O insurance and reserves, taxes, general corporate purposes, dissolution obligations and reserves,” which includes interest income on funds held in the trust account, up to a maximum of $1,150,000. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or such interest income, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account not previously released to us) only in the event of our automatic dissolution and voluntary liquidation upon our failure to complete a business combination within the allotted time or if that public shareholder were to seek to convert such shares into cash in connection with a business combination which the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of our ordinary shares, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of the warrants, including the insider warrants. Net tangible book value per ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

At December 31, 2006, our net tangible book value was a deficiency of $63,192, or approximately $(0.03) per ordinary share. After giving effect to the sale of 9,375,000 ordinary shares included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value approximately of 3,749,063 ordinary shares (assuming no exercise of the over-allotment option) which may be converted into cash) at December 31, 2006 would be $42,189,068 or $5.71 per ordinary share, representing an immediate increase in net tangible book value of $5.74 per ordinary share to the existing shareholders and an immediate dilution of $2.29 per ordinary share or 28.6% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $29,032,740 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public shareholders may result in the conversion for an interest in the trust fund of up to approximately 39.99% of the aggregate number of the ordinary shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of shareholders entitled to vote on the business combination, inclusive of any interest, divided by the number of ordinary shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and (assuming no exercise of the overallotment option):

Public offering price		$8.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors and private placement	5.74
Pro forma net tangible book value after this offering		5.71
Dilution to new investors		$2.29

The following table sets forth information with respect to our existing shareholders and the new investors (assuming no exercise of the over-allotment option):

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing shareholders(1)	2,343,750	20%	$25,000	0.03%	$0.0107
New investors	9,375,000	80%	$75,000,000	99.97%	$8.0000
	11,718,750	100%	$75,025,000	100%

——————

(1)

Does not include shares underlying the 1,818,182 insider warrants to be purchased in a private placement upon the consummation of the offering.

The Offering consists of issuing 9,375,000 units to the public. Each unit comprises of one ordinary share and one warrant as described in this prospectus.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(63,192)
Net Proceeds from this offering and private placement assuming payment of deferred underwriting discount(1)	$71,200,000
Offering costs paid in advance and excluded from tangible book value before this offering	$85,000
Less: Proceeds held in trust subject to conversion for cash at approximately $7.74 per share(2)	$(29,032,740)
$42,189,068

Denominator:
Ordinary Shares outstanding prior to the offering	2,343,750
Ordinary Shares included in the units offered	9,375,000
Less: Shares subject to conversion	(3,749,063)
Less: Shares forfeited by management in the event of maximum conversion	(585,864)
7,383,823

——————

(1)

This amount is net of all offering expenses (including the deferred underwriting discount).

(2)

This amount does not include the deferred underwriting discount of $0.16 per share.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of our units (assuming no exercise of the overallotment option). The actual shareholders’ equity data as of December 31, 2006 is derived from our audited financial statements. The as adjusted shareholders’ equity data is unaudited.

	December 31, 2006
	Actual	As Adjusted(3)

Note payable to shareholders(1)	$150,000	$—
Ordinary shares, $.001 par value, 0 and 3,749,063 shares which are subject to possible conversion, shares at conversion value	$—	$29,032,740
Shareholders’ equity:
Preferred shares, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 49,000,000 shares authorized; 2,343,750 shares issued and outstanding; 7,383,823 shares issued and outstanding (excludes 3,749,063 shares subject to possible conversion and shares forfeited by management in event of maximum conversion), as adjusted(2)	2,344	7,384
Additional paid-in capital	22,656	42,184,876
Deficit accumulated during the development stage	(3,192)	(3,192)
Total shareholders’ Equity	$21,808	$42,189,068
Total capitalization	$171,808	$71,221,808

——————

(1)

Amounts advanced under the note issued to Katherine Loh is due at the earlier of [                     ] or the closing of this offering.

(2)

If we consummate a business combination, the conversion rights afforded to our public shareholders may result in the conversion into cash of up to approximately 39.99% of the aggregate number of ordinary shares sold, or 3,749,063 shares (assuming no exercise of the over-allotment option), in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any accrued interest earned on their portion of the trust account not previously distributed to us (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of ordinary shares sold in this offering.

(3)

This amount includes the $2,000,000 to be paid by our officers and directors in connection with the purchase of the insider warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on November 9, 2006, to serve as a vehicle to effect a share exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities in China. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our shareholders;

•

may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to these afforded to our ordinary shares;

•

will likely cause a change in control if a substantial number of our ordinary shares are issued and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units and the sale of the insider warrants in the private placement, after deducting offering expenses of approximately $925,000 including $375,000 which represents the non-accountable expense allowance of 0.5% of the gross proceeds, and underwriting discounts of approximately $3,375,000 (or $3,881,250 if the underwriters’ over-allotment option is exercised in full), will be approximately $72,700,000, or $83,443,750 if the over-allotment option is exercised in full. However, the underwriters have agreed that 2% of the underwriting discounts and commissions, $1,500,000 (or $1,725,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust and will not be payable until we consummate a business combination. Accordingly, approximately $72,600,000 (or $83,343,750 if the underwriters’ over-allotment option is exercised in full) of the net proceeds of this offering and the sale of the insider warrants will be hold in trust and the remaining $100,000 will not be held in trust. We will use substantially all of the net proceeds of this offering (excluding the deferred underwriting discounts and commissions) acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, including the payment of legal and accounting expenses and advisory and investment banking fees payable in connection with the business combination. Funds held in the trust account would only be used to pay such expenses and fees upon the consummation of a business combination, but would not otherwise be available for such uses. To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (excluding the $1,500,000 deferred underwriting discounts and commissions to be paid to the underwriter upon consummation of a business combination, amounts payable to any shareholders who exercise their conversion rights and expenses associated with the business combination that are in excess of the amounts not held in trust) as well as any other net proceeds not expended may be used to finance the operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including up to $1,150,000 of the interest earned on the trust account, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to Value Creation Partners Company Limited ($7,500 per month for 24 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $620,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

Katherine Loh has loaned to the Company, or advanced, on behalf of the Company, funds aggregating $150,000 as evidenced by a promissory note dated March 1, 2007. This note will be payable without interest on the earlier of December 31, 2008 or the consummation of the company’s initial public offering. The Company intends to repay this loan from the proceeds of the public offering.

We are obligated, commencing on the date of this prospectus, to pay to Value Creation Partners Company Limited, an affiliate of Katherine Loh, a monthly fee of $7,500 for general and administrative services.

Certain of our officers and directors have committed to purchase an aggregate of 1,818,182 warrants at $1.10 per warrant (for an aggregate purchase price of approximately $2,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 937,500 units. This option will be valued at the date of issuance; however, for illustrative purposes, at January 31, 2007, we estimate that the fair value of this option is approximately $3,805,093 ($4.06 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 55.87%, (2) risk-free interest rate of 4.89% and (3) expected life of 5 years.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands exempted limited life company incorporated on November 9, 2006 in order to serve as a vehicle for the acquisition of, or acquisition of control of, an operating business that has its principal operations located in the People’s Republic of China. Our efforts to identify a prospective target business will not be limited to a particular industry.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•

prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005, 10.7% in the first three quarters of 2006 (National Bureau of Statistics of China);

•

increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•

favorable labor rates and efficient, low-cost manufacturing capabilities;

•

the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

•

the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On November 21, 2005, the SAFE issued Circular No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.” Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with the SAFE.

Government Regulations Relating to Taxation

According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax (“EIT”) rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our shareholders following a business combination to pay corporate withholding taxes.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange. Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions. Pursuant to recent regulations issued by the SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•

prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•

an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•

an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Delaware company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our stockholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our stockholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend distribution. The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•

The Sino-foreign Equity Joint Venture Law (1979), as amended;

•

The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

•

The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•

The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•

The Foreign Investment Enterprise Law (1986), as amended; and

•

The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which will take effect from September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control, curbing Carlyle’s U.S. $375 million deal to take control of China’s top machinery maker, Xugong Group Construction Machinery.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong government and industrial connections and in-depth understanding of Chinese market would help us minimize the negative impacts.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indeterminable length of time following this offering, other than attempting to locate a target business, which we will commence following the closing of this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers and directors, promoters, or other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, or other business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses having primary business operations located in the People’s Republic of China (PRC) and in which the collective fair market value of the target business or businesses, as the case may be, is at least 80% of our net assets at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. While we do not presently have any arrangements with professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that the initial business combination with one or more operating businesses must be a transaction in which the collective fair market value of the target business is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•

financial condition and results of operation;

•

growth potential;

•

experience and skill of management and availability of additional personnel;

•

capital requirements;

•

competitive position;

•

barriers to entry into other industries;

•

stage of development of the products, processes or services;

•

degree of current or potential market acceptance of the products, processes or services;

•

proprietary features and degree of intellectual property or other protection of the products, processes or services;

•

regulatory environment of the industry; and

•

costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review, which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we believe we would cease negotiations with such target business. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess any of the foregoing characteristics.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders’ or consulting fees to our existing officers and directors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Business Combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets at the time of the business combination. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisition, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of the net assets we have on the consummation of this offering by raising additional funds through the sale of our securities, through loans or a combination of both. The fair market value of such business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our shareholders, although copies will be provided to shareholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. If we are able to consummate only a single business combination, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•

result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our executive officers may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Shareholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. In connection with any such transaction, we will also submit to our shareholders for approval a proposal to amend our amended and restated memorandum and articles of association to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders. As used in this prospectus “in accordance with the majority” means that such existing shareholders will vote the entirety of their ordinary shares owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public shareholder vote. This voting arrangement shall not apply to ordinary shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market by any of our existing shareholders. Accordingly, our existing shareholders may vote on a proposed business combination with respect to ordinary shares included in units purchased by them in this offering or acquired by them in the open market after this offering in any way they choose. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 40% of the ordinary shares sold in this offering exercise their conversion rights.

Conversion Rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of $0.16 per share being held in the trust account attributable to the deferred underwriting discount and any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of ordinary shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.74 or $0.26 less than the per-unit offering price of $8.00. An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to shareholders entitled to convert their ordinary shares who elect conversion will be distributed promptly after completion of a business combination. Public shareholders who convert their ordinary shares into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

We will not complete any business combination if public shareholders, owning 40% or more of the ordinary shares sold in this offering, exercise their conversion rights. Our existing shareholders are not entitled to convert any ordinary shares held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account in connection with a business combination.

Investors in this offering who do not sell, or who receive less than $0.26 of net sales proceeds for, the warrant included in the units, or persons who purchase ordinary shares in the aftermarket at a price in excess of approximately $7.74 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Automatic Dissolution and Subsequent Liquidation If No Business Combination

Our amended and restated memorandum and articles of association provides that we will continue in existence only until                        , 2009 [twenty four months from the consummation of this offering]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life by                        , 2009 [twenty four months from the consummation of this offering] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by                        , 2009 [twenty four months from the consummation of this offering], we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Katherine Loh has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.74, or $0.26 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Katherine Loh has agreed, pursuant to an agreement with us and the underwriters that, if we liquidate prior to the consummation of a business combination, she will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that she would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $7.74, plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account should be liquidated shortly following expiration o the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within 24 months from the consummation of this offering, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Katherine Loh, our chairman and chief executive officer, has agreed to indemnify us for all claims of creditors to the extent we obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $7.74 due to claims or potential claims of creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. As of                , 2007, there are approximately [  ] blank check companies with more than $[  ] billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert into cash ordinary shares held by our public shareholders in certain instances may reduce the resources available to us for a business combination; and

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our outstanding convert warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive office at 12B, Lippo Leighton Tower, 103 Leighton Road, Hong Kong. The cost for this space provided by Value Creation Partners Company Limited, is $7,500 per month. We believe that based on rents and fees for similar services in Hong Kong, that the fee charged by Value Creation Partners Company Limited is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Officers and Employees

We have two officers. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Katherine Loh and Peter Yeung to each devote an average of approximately 80 hours per month to our business. We intend to hire employees, possibly including certain full time employees, in order to assist us in the search, due diligence for and consummation of a business combination.

Periodic Reporting and Financial Information

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement related to the business combination. We have also agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 8-K or Form 6-K complying with those rules and regulations. We will also furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that such financial statements cannot be obtained, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$72,600,000 of the net offering and private placement proceeds will be deposited in a trust account at JPMorgan Chase & Company maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$62,775,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $72,600,000 of net offering and private placement proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business or businesses that we acquire must have a fair market value, equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriter informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her ordinary shares into his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated memorandum and articles of association, the period for duration of our company will expire 24 months from the consummation of this offering except for the purposes of winding up our affairs and liquidating. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Interest earned on the funds in the trust account

There can be released to us, from time to time, (i) interest earned on the funds in the trust account of up to an aggregate of $1,150,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements, and (ii) amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of the public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Other than (i) up to $1,150,000 of interest earned on the trust account that may be released to us to fund our working capital requirements, and
(ii) amounts necessary to pay our tax obligations, proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Katherine Loh	43	Chairman of the Board and Chief Executive Officer
Jun Yin	47	Director
Wai Keung (Peter) Yeung	42	Chief Financial Officer and Director
Chau Ping (Paul) Leung	50	Director

Katherine Loh has been our Chairman of the Board and Chief Executive Officer since our inception. Ms. Loh is a founder and partner of Value Creation Partners Company Limited. Value Creation Partners Company Limited is a company engaged in investment founded in 2005. Prior to founding Value Creation Partners, Ms. Loh joined Goldbond Group Holdings Limited, a Hong Kong listed company, as an Executive Director in January 2003, where she had been the Chief Executive Officer of the Company since July 2003 and was responsible for business development, investment, administration and finance of the group. From September 2000 to October 2002, Ms. Loh held a senior management position with Deloitte & Touche Corporate Finance Limited where she advised clients on initial public offerings, fund raising, mergers and acquisitions, convertible bonds and warrants issues, corporate restructuring and direct investments. Ms. Loh has also held senior management positions in Peregrine Capital Limited and Pacific Challenge Capital Limited and was a manager at Deloitte & Touche Tohmatsu. Ms. Loh has an MBA from the University of Toronto and an Engineering degree from the Imperial College of Science and Technology, University of London. Ms. Loh is a chartered accountant in Canada.

Jun Yin has been a director since our inception. Mr. Yin has been the Chairman of Zenika Holdings Ltd. since he founded the company in September 2006. Zenika Holdings is a diversified investment group that mainly engages in hospitality and tourism, real estate and manufacturing. In addition, he founded Shandong Fuwah Investment Co., Ltd. in September 2003, another investment conglomerate and acted as the Chairman of that company until January 2006. Prior to that, Mr. Yin founded Weifang Neo-Luck (group) Co. in September 1987, a conglomerate primarily involved in international import/export business, tourism, entertainment, real estate and manufacturing. He acted as the Chairman of the company from its formation until January 2005. Mr. Yin received an EMBA from the China Europe International Business School. He is qualified as a Senior Accountant in the PRC.

Peter Yeung has been our Chief Financial Officer and director since our inception. Since September 2006, Mr. Yeung has been the Chief Financial Officer of China Natural Investments Holding Limited, a company that invests in mining operations in China. From May 2006 to August 2006, Mr. Yeung was the Chief Financial Officer of Logic Express Ltd., the holding company of Shandong Missile Biologic Products Co., Ltd., a Chinese biopharmaceutical company, where he successfully managed the financial aspects of a reverse merger between Logic Express and GRC Holdings Inc., a U.S. public company. From June 2001 to February 2006, Mr. Yeung was the regional program manager of EDS, a multi-national technology services company where Mr. Yeung was responsible for managing the program office of two of EDS’ largest accounts in the Asia Pacific region, including Dow Chemical and ABN AMRO Bank. Between 2000 and 2001, Mr. Yeung was the financial controller of a manufacturing company with operations in the China, Taiwan and Hong Kong and branch offices in France and the United States. From 1996 to 1999, he worked as a business consultant, responsible for reengineering the financial management processes of a major Chinese state-owned enterprise, Shenyang Machine Tools Company Limited, as part of a program that was initiated by the World Bank to transform the management of the company from a central planning model to a market driven model. Between 1991 and 1995, he worked as head of the finance department for various companies’ china operations including the diagnostic division of Abbot Laboratories (“ADD”) in China. During that period he contributed to the formulation of the China strategy of ADD and managed the restructuring of a foreign owned joint venture in China. Mr. Yeung graduated from University of Toronto majoring in Commerce in 1987. He is also a Canadian Chartered Accountant.

Paul Leung has been a director since our inception. Since September 2000 Mr Leung has been the Chief Executive Officer of Asia Pacific Rim Asset Management Company Limited, a privately owned investment management company that manages its own portfolio of investments and projects in Hong Kong and the PRC. Mr. Leung has also been a director of Asia Pacific Rim since November 2005. Prior to joining Asia Pacific Rim, Mr Leung held senior management positions in several Australian companies. From March 1999 to August 2000 Mr.

Leung was the Director of Planning and Regional Development for Libertyone Limited. From December 1992 to March 1999 Mr. Leung was Manager of Strategy, Manager of Broadband Services and Financial Planning Manager for Singtel Optus Communications Pty. Ltd. From October 1985 to December 1992 Mr. Leung was Treasury Program Manager and Internal Systems Auditor for IBM Australia. From February 1981 to October 1985 Mr. Leung was Internal EDP Auditor, Assistant EDP Manager and Management Trainee for Burns Philp Limited. Mr Leung has a MBA from the University of Technology, Sydney, a graduate diploma in Data Processing from the University of Western Sydney and a degree in Economics from Sydney University. Mr Leung is a Certified Practising Accountant in Australia and is a senior member of Hong Kong Institute of Certified Public Accountants.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Peter Yeung and Paul Leung, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Katherine Loh and Jun Yin, will expire at the second annual meeting.

Executive Compensation

No officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Value Creation Partners Company Limited, an affiliate of Katherine Loh, our chairman and chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by Value Creation Partners Company Limited for our benefit and is not intended to provide Ms. Loh compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Our other officers and directors do not have a relationship with or interest in Value Creation Partners Company Limited. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing executive officer or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors is required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•

The initial shares owned by our officers and directors will be released from escrow only in certain limited situations, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, while the insider warrants have been registered for resale under the registration statement of which this prospectus forms a part, the purchasers have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

None of our existing shareholders, officers and directors has indicated to us that he intends to purchase units in the offering; however, our directors and officers may purchase ordinary shares as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our voluntary liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary obligations they may have.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. As used in this prospectus, “in accordance with the majority” means that such existing shareholders will vote the entirety of their ordinary shares owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public shareholder vote. This voting arrangement shall not apply to shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market by any of our existing shareholders. Accordingly, our existing shareholders may vote on a proposed business combination with respect to ordinary shares included in units purchased by them in this offering or acquired by them in the open market after this offering in any way they choose. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our shareholders from a financial point of view.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 2, 2007, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

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each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

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each of our officers and directors; and

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all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
		Before Offering	After Offering(1)

Katherine Loh	1,171,875	50%	10%
Wai Keung (Peter) Yeung	117,187	5%	1%
Jun Yin	937,501	40%	8%
Chau Ping (Paul) Leung	117,187	5%	1%
All directors and executive officers as a group (4 individuals)	2,343,750	100%	20%

——————

(1)

Does not include shares underlying warrants to purchase an aggregate of 1,818,182 ordinary shares to be purchased by our officers and directors simultaneously with this offering.

None of our existing shareholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Immediately after this offering, our existing shareholders, which include (indirectly) all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding ordinary shares. Because of this ownership block, these shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination

All of the ordinary shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

with respect to 25% of the shares held by each insider (or a total of 585,937 shares), each of the nine-month and 12-month anniversaries of the consummation of the business combination, and, with respect to the balance, until 15 months from the consummation of the business combination.

•

our liquidation;

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or the consummation of a merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except
(i) to relatives and trusts for estate planning purposes or (ii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. Additionally, if holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.8% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to the date of this prospectus.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) (which we take advantage of increasing the size of the offering pursuant to Rule 462(b) (which we may do for up to 20% of the amount of shares to be soled in this offering in a separate prospectus that will be effective on filing with the SEC) under the Securities Act, we will effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering.

Certain of our officers and directors have committed to purchase an aggregate of 1,818,182 insider warrants at $1.10 per warrant (for an aggregate purchase price of approximately $2,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants included in the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder’s option (except in the case of a forced cashless exercise upon our redemption of the warrants, as described below) so long as such warrants are held by our officers and directors or their affiliates. Additionally, such purchasers have waived their right to receive distributions upon our automatic liquidation and subsequent liquidation prior to a business combination with respect to the insider warrants. Furthermore, such purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

We consider Katherine Loh and Jun Yin to be our “promoter” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

In November 2006, we issued 2,343,750 of our ordinary shares to the individuals set forth below for approximately $25,000 in cash, at a purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us

Katherine Loh	1,171,875	Chairman of the Board and Chief Executive Officer
Wai Keung (Peter) Yeung	117,187	Chief Financial Officer and Director
JunYin	937,501	Director
Chau Ping (Paul) Leung	117,187	Director

The holders of the majority of these shares will be entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Certain of our officers and directors have committed, pursuant to written subscription agreements with us and EarlyBirdCapital, to collectively purchase the insider warrants (for an aggregate purchase price of approximately $2,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, counsel for the underwriters in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust fund simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants included in the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder’s option (except in the case of a forced cashless exercise upon our redemption of the warrants) so long as such warrants are held by these purchasers or their affiliates. Additionally, the purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these insider warrants (or underlying securities) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Value Creation Partners Company Limited, an affiliate of Katherine Loh, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Value Creation Partners Company Limited $7,500 per month for these services. Katherine Loh is the founder and a partner of Value Creation Partners Company Limited. As a result, Katherine Loh will benefit from the transaction to the extent of her interest in Value Creation Partners Company Limited. However, this arrangement is solely for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Hong Kong area, that the fee charged by Value Creation Partners Company Limited is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

Katherine Loh has loaned to the Company, or advanced, on behalf of the Company, funds aggregating $150,000 as evidence by a promissory note dated March 1, 2007. This note will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay the note from the proceeds of this offering not being placed in trust.

We will reimburse our existing shareholders, officers and directors or their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers and directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our memorandum and articles of association as exhibits to our registration statement on Form F-1.

As of the date of this prospectus, our authorized share capital consists of 50,000,000 shares, divided into 49,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $0.001 per share. As of the date of this prospectus there are 2,343,750 ordinary shares outstanding. There are no preferred shares outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the effective date of the registration statement unless the representative of the underwriter informs us of their decision to allow earlier separate trading, provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the ordinary shares voted by our public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by any of our existing shareholders, officers and directors. Additionally, our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by                  , 2009 [twenty four months from the consummation of this offering], it will trigger our automatic dissolution and we will wind up our affairs and liquidate. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public shareholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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the completion of a business combination; or

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one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option sold to EarlyBirdCapital, Inc.),

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in whole and not in part,

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at a price of $.01 per warrant at any time after the warrants become exercisable (which will occur only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current),

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upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

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if, and only if, the reported last sale price of our ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the insider warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our officers and directors would still be entitled to exercise the insider warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our officers and directors or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain an insider, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent that an exemption is not available, and if permitted by the blue sky laws of such jurisdictions. Some states may not permit us to register the shares issuable upon exercise of our warrants for sale. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative of the underwriter an option to purchase up to a total of 937,500 units for $100. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Differences in Corporate Law

The Companies Law is modeled after that of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

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we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares which are the subject of the offer within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

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a company is acting or proposing to act illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained;

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the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

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those who control the company are perpetrating a “fraud on the minority.”

Enforcement of civil liabilities. The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

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is given by a competent foreign court;

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imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

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is final;

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is not in respect of taxes, a fine or a penalty; and

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was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

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a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

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a prohibition against completing a business combination if 40% or more of our shareholders exercise their conversion rights in lieu of approving a business combination;

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the right of shareholders voting against a business combination (up to approximately 39.99%) to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

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a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 24 months after the consummation of this offering;

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limitation on shareholders’ rights to receive a portion of the trust account only upon winding up and dissolution of our company or upon the exercise of their conversion rights; and

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the bifurcation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated memorandum and articles of association, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any conversion payment to a shareholder if our directors or officers suspect or are advised that the payment of conversion proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 11,718,750 ordinary shares outstanding, or 13,125,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 9,375,000 shares sold in this offering, or 10,781,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,343,750 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to November, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of these 2,343,750 shares have been placed in escrow and will not be transferable, until 15 months after the date of a business combination; provided however, that a total of 935,937 shares may be released on each of the nine-month and twelve month anniversary of the consummation of the business combination. The ordinary shares held in the escrow account will only be released prior to these dates subject to certain limited exceptions. The insider warrants have been registered for resale under the registration statement of which this prospectus forms a part. However, the purchasers have agreed that the insider warrants (and underlying securities) will not be sold or transferred by them until after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of ordinary shares then outstanding, which will equal 117,188 shares immediately after this offering (or 131,250 if the underwriter exercises its over-allotment option); and

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the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ordinary shares or warrants and you are for U.S. federal income tax purposes:

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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income tax regardless of its source; or

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a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our ordinary shares and warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our ordinary shares and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our ordinary shares and warrants trade separately. In particular, this discussion considers only holders that will own our ordinary shares and warrants as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

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financial institutions or “financial services entities”;

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broker-dealers;

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taxpayers who have elected mark-to-market accounting;

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tax-exempt entities;

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insurance companies;

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regulated investment companies;

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certain expatriates or former long-term residents of the United States;

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persons that actually or constructively own 10% or more of our voting shares;

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persons that hold our ordinary shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

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persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate tax, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

U.S. Holders

Allocation of Purchase Price Between Ordinary Shares and Warrants

For U.S. federal income tax purposes, a U.S. Holder generally must allocate the purchase price of a unit between the ordinary share and each warrant that comprise the unit based on the relative fair market value of each. Of the purchase price for a unit offered hereunder, we intend to allocate U.S.$[●] to each ordinary share and U.S.$[●] to each warrant comprising part of such unit. The price allocated to each ordinary share and each warrant generally will be the U.S. Holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a U.S. Holder of a unit, unless the U.S. Holder explicitly discloses in a statement attached to the U.S. Holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the U.S. Holder’s allocation of the purchase price between the ordinary share and each warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. Holder is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between the ordinary shares and each warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any distribution paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such a dividend generally will constitute foreign source passive income for foreign tax credit purposes. Such dividend also will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends (to the extent paid out of our earnings and profits) may be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board (the only exchange on which our ordinary shares are currently anticipated to be listed and traded). Accordingly, any dividends paid on our ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Distributions of current or accumulated earnings and profits paid in foreign currency to a U.S. Holder generally will be includible in the income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate on the date the distribution is included in income. A U.S. Holder that receives a foreign currency distribution and converts the foreign currency into U.S. dollars on such date generally will recognize no foreign currency exchange gain or loss. If the U.S. Holder converts the foreign currency to U.S. dollars on a date subsequent to such date, such U.S. Holder may have foreign currency exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. dollar from the date of inclusion to the date of conversion, which will generally be U.S. source ordinary income or loss.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations. Capital gain or loss recognized by a U.S. Holder upon a disposition of ordinary shares or warrants generally will constitute income or loss from sources within the United States for foreign tax credit limitation purposes.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of shares of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares. See “—Taxation of Distributions Paid on Ordinary Shares,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders who exercise a warrant other than by paying the exercise price in cash should consult their own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Passive Foreign Investment Company Rules

A foreign corporation will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

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any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and

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any excess distribution made to the U.S. Holder (generally, any distributions to such holder during a taxable year that are greater than 125% of the average annual distributions received by such holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such holder’s holding period for the ordinary shares).

Under these rules,

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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

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the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;

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the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

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the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such shares or warrants equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares acquired as part of the unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares will continue to apply to such shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections may only be made by filing a protective statement with such return or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to its PFIC shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of its holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain realized on the appreciation of the PFIC shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a mark-to-market election, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed on the OTC Bulletin Board, they may not currently qualify as marketable stock for purposes of the election. As a result, U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and market-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case such gain may be subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if applicable, attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder. Effectively connected dividends and gains of a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to such distributions made on our ordinary shares to a non-corporate U.S. Holder and the proceeds from such sales and other dispositions of shares or warrants by a non-corporate U.S. Holder who:

•

fails to provide an accurate taxpayer identification number;

•

is notified by the IRS that backup withholding is required; or

•

in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital, Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

EarlyBirdCapital, Inc.
Lane Capital Markets
Total	9,375,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Prohibited Sale of Securities under Cayman Islands Law

As an exempted company not listed on the Cayman Islands Stock Exchange, we are prohibited under the Companies Law from making any invitation to the public in the Cayman Islands to subscribe for any of our securities.

United States Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operate in any specific industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,406,250 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$75,000,000	$86,250,000
Discount(1)	$0.52	$4,875,000	$5,606,250
Non-accountable Expense Allowance(2)	$0.04	$375,000	$375,000
Proceeds before expenses(3)	$7.44	$69,750,000	$80,268,750

——————

(1)

$1,500,000 ($1,725,000 if the underwriters exercise their over-allotment option in full) of the underwriting discount will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our automatic dissolution and voluntary liquidation if we are unable to complete a business combination.

(2)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(3)

The offering expenses are estimated at $925,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 937,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 937,500 units, the 937,500 ordinary shares and the 937,500 warrants underlying such units, and the 937,500 ordinary shares underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Other Terms

If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

LEGAL MATTERS

Certain legal matters are being passed upon for us by Loeb & Loeb LLP. Graubard Miller, New York, New York is acting as counsel for the underwriters in this offering.

Legal matters as to Cayman Islands’ law will passed upon for us by Conyers Dill & Pearman. Loeb & Loeb LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Weinberg & Company, P.A., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and registration statement. The financial statements and report of Weinberg & Company, PA are included in reliance upon their report given upon the authority of Weinberg & Company, PA as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•

the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•

Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised that there is uncertainty as to whether the courts of the Cayman Islands or China would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•

entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Nagao Group Holdings Limited

We have audited the accompanying balance sheet of Nagao Group Holdings Limited (A Development Stage Company) as of December 31, 2006 and the related statement of operations, changes in shareholders’ equity and cash flows for the period from November 9, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nagao Group Holdings Limited (A Development Stage Company) as of December 31, 2006, and the results of its operations, and its cash flows for the period from November 9, 2006 (inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses and negative cash flows from operations since inception, and has a working capital deficiency, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to this uncertainty are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
Certified Public Accountants

February 27, 2007
Boca Raton, Florida

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

BALANCE SHEET
As of December 31, 2006

ASSETS
Current assets
Prepaid expenses	$1,700
Total Current Assets	1,700
Deferred offering costs	85,000
Total Assets	$86,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Advance from shareholder	$64,392
Other payables	500
Total Current Liabilities	64,892
Shareholders’ Equity
Common Stock, $0.001 par value, 50,000,000 shares authorized, 2,343,750 shares issued and outstanding	2,344
Additional paid in capital	22,656
Deficit accumulated during development stage	(3,192)
Total Shareholders’ Equity	21,808
Total liabilities and Shareholders’ Equity	$86,700

See accompanying notes to financial statements.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the Period from November 9, 2006 (Inception)
Through December 31, 2006

Expenses
Formation and operating costs	$3,192
Total expenses	3,192

Net Loss	$(3,192)

Net loss per common share – basic and diluted	$(0.00)
Weighted-average number of common shares outstanding – basic and diluted	2,343,750

See accompanying notes to financial statements.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from November 9, 2006 (Inception)
Through December 31, 2006

	Common Stock		Additional Paid In Capital	Deficit Accumulated During Development Stage	Total
	Shares	Amount

Balance at November 9, 2006 (inception)	—	$—	$—	$—	$—
Sale of common stock to founding shareholders	2,343,750	2,344	22,656		25,000
Net loss for the period ended December 31, 2006				(3,192)	(3,192)
Balance at December 31, 2006	2,343,750	$2,344	$22,656	$(3,192)	$21,808

See accompanying notes to financial statements.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the Period from November 9, 2006 (Inception)
Through December 31, 2006

Cash Flows from Operating Activities:
Net loss	$(3,192)
Changes in operating assets and liabilities:
Increase in prepaid expenses	(1,700)
Increase in other payables	500
Net Cash Used In Operating Activities	(4,392)
Cash Flows from Investing Activities:	—
Cash Flows from Financing Activities:
Advances from shareholder	64,392
Proceeds from issuance of common stock	25,000
Payments of deferred offering costs	(85,000)
Net cash provided by financing activities	4,392
Increase in Cash	—
Cash – Beginning and End of Period	$—

See accompanying notes to financial statements.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies

Nature of Operations

Nagao Group Holdings Limited (the “Company”) was incorporated in the Cayman Islands on November 9, 2006 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses having primary operations located in the People’s Republic of China. The Company’s efforts in identifying a prospective target business or businesses will not be limited to a particular industry. The Company does not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and the Company has not, nor has anyone on the Company’s behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. The Company has not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

At December 31, 2006, the Company had not yet commenced any business operations and is therefore is considered a development stage company. All activities through December 31, 2006 relate to the Company’s formation and the proposed public offering, as described below. The Company has selected December 31 as its year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation S under the Securities Act of 1933, as amended (the “Private Placement”), and a public offering (the “Proposed Public Offering”, and together with the Private Placement, the “Offerings”) which are discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offerings, although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses or assets having primary operations located in the People’s Republic of China, or a combination thereof, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

As indicated in the accompanying financial statements at December 31, 2006, the Company has a zero cash balance and a working capital deficit of $63,192. Furthermore, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a proposed public offering are discussed in Note 2. The Company’s Articles of Association was amended on March 1, 2007 to provide that in the event that the Company does not consummate a business combination within 24 months from the effective date of the proposed public offering, the period for duration of the Company will expire and the directors will take all such actions necessary to dissolve and liquidate the Company. There is no assurance that the Company’s plan to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the proposed public offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed public offering discussed in Note 2)

Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies – (continued)

Share-Based Payments

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”). SFAS 123R requires all share-based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles (“GAAP”). SFAS 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountant’s (“the AICPA”) pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS 157 will have on its results of operations, financial position or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on it’s financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Loss Per Common Share

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Basic and diluted losses per common share are the same because the Company has no dilutive securities outstanding.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies – (continued)

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

Fair Value of Financial Instruments

The carrying amount of cash, advance from stockholders and other payables, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

2. Proposed Public Offering

The proposed public offering calls for the Company to offer for public sale up to 9,375,000 units at an expected price of $8.00 per unit. Each unit consists of one share of the Company’s common stock, $.001 par value, and one redeemable common stock purchase warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a business combination with a target business or one year from the effective date of the proposed public offering and expiring four years from the date of the prospectus. An additional 1,406,250 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The warrants will be redeemable at a price of $.01 per warrant upon 30 days’ notice after the warrants become exercisable, only in the event that the last sales price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to date on which notice of redemption is given. If the Company redeems the warrants as described above, management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis”. In such event, the holder would pay the exercise price by surrendering his warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sales price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. In accordance with the warrant agreement relating to the warrants to be sold and issued in the proposed public offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant will not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the proposed public offering an underwriting discount of 6.5% of the gross proceeds, 4.5% of which shall be payable at the time of the closing and 2% of which shall be payable only upon consummation of a business combination. [In the event of the exercise of the over-allotment option, the underwriters will receive with respect to the over-allotment units, an underwriting discount of 4.5% of the gross proceeds and upon the consummation of a business combination the underwriters will receive an additional underwriting discount equal to 2% of the gross proceeds.] The Company will also issue a unit purchase option, for $100, only upon consummation of the proposed public offering to EarlyBird Capital Inc.,(“EarlyBird”) as representative of the underwriters, to purchase that aggregate number of units as would be equal to ten percent of the

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006

2. Proposed Public Offering – (continued)

total number of units sold in the proposed public offering, as defined in the agreement or 937,500 units at a price per unit equal to 110% of the proposed public offering price of the units or $8.80 per unit. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the proposed public offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $3,805,093 ($4.06 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 55.87%, (2) risk-free interest rate of 4.89% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying warrants and the market price of the units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying warrants, the unit purchase option or warrants, as applicable, will expire worthless. The warrants underlying such units will be exercisable at $5.50 per share.

Upon the closing of the proposed public offering, $72,600,000, or 96.8% of the proceeds of the proposed public offering, including $1,500,000 of contingent underwriting compensation (the “discount”) which will be paid to the representative of the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash and in full if a business combination is not consummated, will be placed in a trust account (the “trust account”) at JPMorgan Chase & Company maintained by Continental Stock Transfer & Trust Company and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The placing of funds in the trust account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. One of the initial shareholders has agreed that she will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that she will be able to satisfy those obligations. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the Company shall have the right to withdraw up to $1,150,000 in the aggregate of the cash interest generated from the trust account for working capital, including the expenses associated with the pursuit of the business combination.

Prior to the effective date of the proposed public offering, certain of the officers and directors have agreed to purchase an aggregate of 1,818,182 warrants in a Regulation S private placement. All the insider warrants issued in the private placement will be identical to the warrants offered in the proposed public offering, except that if the Company calls the warrants for redemption, the insider warrants may be exercisable on a cashless basis so long as such warrants are held by our officers and directors or their affiliates. The insider warrants to be sold to our officers and directors will be registered for resale by the Company but none of the warrants will be transferable or salable until after the Company completes a business combination.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006

2. Proposed Public Offering – (continued)

The proceeds from the sale of these insider warrants will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of the Company’s initial business combination. No placement fees will be payable on the warrants sold in the private placement. Accordingly, all of the gross proceeds from the sale of the 1,818,182 warrants in the Regulation S private placement, or $2,000,000, will be deposited into the trust account.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 40% or more of the outstanding stock sold in the offerings, vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the offerings, including all of the officers and directors of the Company (“initial stockholders”), have agreed to vote their 2,343,750 founding shares of common stock in accordance with the vote of the majority of shares purchased in the offerings with respect to any business combination and to vote any shares they acquire in the proposed public offering, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the proposed public offering, other than the initial stockholders and their nominees (the “public stockholders”) who voted against the business combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the trust account, calculated as of two business days prior to the consummation of the proposed business combination, divided by the number of shares of common stock held by public stockholders at the consummation of the proposed public offering. Accordingly, public stockholders holding 39.99% of the aggregate number of shares sold in the offerings may seek redemption of their shares in the event of a business combination. Such public stockholders are entitled to receive their per share interest in the trust account computed without regard to the shares held by the initial stockholders.

3. Deferred Offering Costs

Deferred offering costs consist principally of legal fees and other fees incurred through the balance sheet date that are related to the offerings which will be charged to equity upon the receipt of the capital raised.

4. Due to Shareholder

During the period from November 9, 2006 (inception) to December 31, 2006, one of the Company’s initial shareholders had advanced a total of $64,392 in cash and other expenditures to the Company on a non-interest bearing basis and due and payable on the demand.

5. Common Stock

The Company is authorized to issue 50,000,000 shares of any class. On November 9, 2006, the Company’s initial stockholders subscribed to 2,343,750 shares of common stock for a total of $25,000, of which $2,344 was credited to common stock and $22,656 was credited to additional paid in capital. All subscriptions were paid in full in November 2006.

6. Commitments

On June 21, 2006, the Company agreed to engage EarlyBird to act as the Company’s exclusive financial advisor, lead or managing underwriter and/or book runner and investment banker in connection with the proposed public offering described in Note 2. Pursuant to the agreement, EarlyBird is to receive a 6.5% underwriting discount, including 2% to be deferred until the consummation of a business combination, and a 0.5% non-accountable expense allowance. In addition, upon the consummation of the public offering, the Company has agreed to issue to EarlyBird, for $100, an option to purchase a total of 937,500 units. The units issuable upon exercise of this option are exercisable at $8.80 per unit and are otherwise identical to those in the proposed public offering described in Note 2.

NAGAO GROUP HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006

6. Commitments – (continued)

The Company will not proceed with a business combination if public stockholders owning 40% or more of the shares sold in the proposed public offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if Public Stockholders owning up to approximately 39.99% of the aggregate shares sold in the private placement and proposed public offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to approximately 39.99% of the 9,375,000 shares of common stock included in the units, or 3,749,063 (assuming no exercise of the over allotment option) shares of common stock, at an expected initial per-share redemption price of $7.74 per unit, plus a pro rata share of the accrued interest earned on the trust account. However, the ability of stockholders to receive $7.74 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the trust account or the indemnities provided by the Company’s officers and directors. Even if less than 40% of the shareholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with an amount of funds in the trust account that is insufficient to complete the Company’s initial business combination, and the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

The Company has agreed to pay to Value Creation Partners Company Limited, an affiliated party, $7,500 per month for 24 months, commencing on the date of the proposed public offering, for office space and general and administrative expenses and terminating upon the date the Company consummates a business combination or liquidates.

7. Subsequent Events

On March 1, 2007 the Company and the initial stockholders entered into agreements pursuant to which the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Katherine Loh has loaned to the Company, or advanced, on behalf of the Company, funds aggregating $150,000 as evidenced by a promissory note dated March 1, 2007. This note will be payable without interest on the earlier of December 31, 2008 or the consummation of the company’s initial public offering. The Company intends to repay this loan from the proceeds of the public offering.

On March 1, 2007 the Company’s share capital was reclassified and redesignated into 49,000,000 ordinary shares of a nominal or par value of 0.001 each and 1,000,000 preference shares of a nominal or par value of 0.001 each with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

On March 1, 2007 the Company’s Articles of Association was amended to provide that in the event that the Company does not consummate a business combination within 24 months from the effective date of the proposed public offering, the period for duration of the Company will expire and the directors will take all such actions necessary to dissolve and liquidate the Company.

Until             , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$75,000,000

NAGAO GROUP HOLDINGS LIMITED

9,375,000 Units

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PROSPECTUS

—————————

EarlyBirdCapital, Inc.

Lane Capital Markets

_____________, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Shareholders	Number of Shares

Wai Keung Yeung (Peter Yeung)	117,187
Chau Ping Leung (Paul Leung)	117,187
Jun Yin	937,501
Katherine Loh	1,171,875

Such shares were issued on November 9, 2006 in connection with our organization in an offshore transaction in reliance on Regulation S of the Securities Act. The shares issued to the individuals and entities above were sold for an aggregate offering price of approximately $25,000 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

In addition, Chau Ping Leung, Jun Yin and Katherine Loh have committed to purchase from us an aggregate of 1,818,182 warrants at $1.10 per warrant (for a total purchase price of approximately $2,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4 The obligation to purchase the warrants undertaken by the above individuals was made pursuant to Subscription Agreements, dated as of,                   2007 (the form of which was filed as Exhibit 10.10 to the Registration Statement on Form F-1). Such obligations were made prior to the filing of the Registration Statement, and the only conditions to the obligations undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the units and warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Specimen Unit Certificate
4.2	Specimen Ordinary Share Certificate

Exhibit No.	Description

4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to Representative
5.1	Opinion of Conyers Dill & Pearman*
10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Katherine Loh
10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Peter Yeung
10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Chau Ping Leung
10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Jun Yin
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.6	Form of Share Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders
10.7	Form of Services Agreement with Value Creation Partners Company Limited.
10.8	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders
10.9	Promissory Note issued to Katherine Loh
10.10	Form of Subscription Agreement among the Registrant, EarlyBirdCapital, Inc., Graubard Miller and each of Katherine Loh, Jun Yin and Chau Ping Leung.
23.1	Consent of Weinberg & Company, PA
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24	Power of Attorney (included on page II-4)

——————

*

To be filed by amendment.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule
3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the 2nd day of March, 2007.

Nagao Group Holdings Limited

By:	/s/ Katherine Loh
	Name:	Katherine Loh
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katherine Loh and Wai Keung Yeung his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katherine Loh	Chairman of the Board and Chief Executive Officer	March 2, 2007
Katherine Loh

/s/ Wai Keung (Peter) Yeung	Chief Financial Officer and Director	March 2, 2007
Wai Keung (Peter) Yeung

/s/ Jun Yin	Director	March 2, 2007
Jun Yin

/s/ Chau Ping (Paul) Leung	Director	March 2, 2007
Chau Ping (Paul) Leung

II-4